Exhibit o under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Municipal Opportunities Fund, Inc. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                         TITLE                              DATE

/S/ JOHN F. DONAHUE           Chairman and Director            August 22, 2000
John F. Donahue               (Chief Executive Officer)



/S/ RICHARD B. FISHER
Richard B. Fisher              President
August 22, 2000



/S/ J. CHRISTOPHER DONAHUE

J. Christopher Donahue        Executive Vice President         August 22, 2000
                              and Director

/S/ RICHARD J. THOMAS         Treasurer                        August 22, 2000
Richard J. Thomas             (Principal Financial and
                              Accounting Officer)


/S/ T. G. BIGLEY              Director         August 22, 2000
Thomas G. Bigley


/S/ JOHN T. CONROY            Director         August 22, 2000
John T. Conroy


/S/ NICHOLAS P. CONSTANTAKIS  Director         August 22, 2000
Nicholas P. Constantakis


/S/ JOHN F. CUNNINGHAM        Director         August 22, 2000
John F. Cunningham


/S/ LAWRENCE D. ELLIS         Director         August 22, 2000
Lawrence D. Ellis


/S/ PETER E. MADDEN           Director         August 22, 2000
Peter E. Madden


/S/ CHARLES F. MANSFIELD, JR. Director         August 22, 2000
Charles F. Mansfield, Jr.


/S/ JOHN E. MURRAY            Director         August 22, 2000
John E. Murray, Jr.


/S/ MARJORIE P. SMUTS         Director         August 22, 2000
Marjorie P. Smuts



Sworn to and subscribed before me this 22ND day of  AUGUST , 2000



/s/ Janice L. Vandenberg
Janice L. Vandenberg
Notary Public

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               Notarial Seal

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Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission expires July 4, 2002
Member, Pennsylvania Association of Notaries